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                                                                    Exhibit 10.3

                 MORTGAGE WAREHOUSE LOAN AND SECURITY AGREEMENT

THIS AGREEMENT entered into effective as of this day, MAY 31, 2001, by and between DUXFORD FINANCIAL, INC. AND/OR BAYPORT MORTGAGE, L. P., A CALIFORNIA CORPORATION with offices at 1300 DOVE STREET, SUITE 200 NEWPORT BEACH, CA 92660 (hereinafter sometimes referred to as "Borrower") and First Tennessee Bank, 165 Madison Ave., Memphis, Tennessee (hereinafter referred to as "Bank").

                               W I T N E S S E T H

WHEREAS, Borrower is engaged in the business of originating and/or acquiring mortgage loans secured by mortgages upon improved, residential real property, including mortgage loans insured or to be insured by the Federal Housing Administration (FHA), loans guaranteed or to be guaranteed by the Veterans Administration (VA) and conventional loans and

WHEREAS, Borrower desires to borrow money from Bank under the Line of Credit to assist in funding the origination and/or acquisition of such Eligible Mortgage Loans, granting unto the Bank a first lien security interest in (i) each such Eligible Mortgage Loan (ii) all contract and related rights with respect to each such Lock related thereto (iii) the proceeds from the sale of such Eligible Mortgage Loans (iv) all deposit accounts of Borrower maintained at Bank and (v) other collateral (collectively, "Collateral") to secure such Line of Credit, and the Bank is willing to provide financing to assist in funding the origination and/or acquisition of such Eligible Mortgage Loans with advances under the Line of Credit on the security of such Collateral and

WHEREAS, this Agreement has been entered into by the parties for the purpose of confirming the terms and conditions under which all advances under the Line of Credit shall be made by the Bank on behalf of the Borrower to assist in funding the origination and/or acquisition of such Eligible Mortgage Loans.

NOW, THEREFORE, the parties mutually agree as follows:

1.   DEFINITIONS
"Advance" shall mean any provision of money or credit to or for the benefit of Borrower pursuant to this Agreement.

"Advance Amount" shall mean the lesser of:

        1. the sum of (a) the unpaid principal balance of the Eligible Mortgage Loan minus (2) all amounts shown on the HUD-1 which are to be disbursed to, or retained by, the Borrower plus (3) all amounts shown on the HUD-1 to be paid by the Borrower to arms-length third parties; OR

        2.  the unpaid principal balance of the Eligible Mortgage Loan; OR

        3.  99% of the Purchase Price to be paid by the Qualified Investor.

"Advance Date" shall mean the date the Closing Check is presented to Bank for payment in accordance with Section 2.3. hereof.

"Advance Documents" with respect to any funding, shall mean the documentation described in Section 2.3.5.

"Advance Request and Supplemental Closing Instructions" shall mean that document to be executed by Borrower and Closing Agent with respect to each Eligible Mortgage Loan to be funded hereunder and which shall serve as a cash advance request hereunder by Borrower, in the form of Exhibit A attached hereto, which may be changed from time to time at the sole discretion of the Bank.

"Bailee Letter" shall mean a letter in the form of Exhibit C attached hereto which shall be attached to the front of every Mortgage Note by the Bank and used by the Bank and its bailees for the purposes stated therein.

"Bank" shall mean First Tennessee Bank, Memphis, Tennessee.

"Business Day" shall mean 8:30 AM until 4:00 PM, Central Time, any Monday,
     Tuesday, Wednesday, Thursday or Friday on which the Bank is open for the transaction of business in Memphis, Tennessee. Closing Checks in the form of checks drawn on the Warehouse Line of Credit presented for payment between 4:00 PM and 8:30 AM shall be included in the prior Business Day. Closing Checks in the form of wire transfer requests drawn on the Warehouse Line of Credit received by First Tennessee after 2:00 PM shall be included in the following Business Day. All payments to the Warehouse Line of Credit received after 4:00 PM shall be included in the following Business Day.

"Closing Agent" shall mean the attorney or title company designated by the Borrower to close the Eligible Mortgage Loan on behalf of Borrower.


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"Closing Check" shall mean a check or wire transfer drawn on the Warehouse
     Clearing Account and payable to the closing agent for the sole purpose of closing or acquiring an Eligible Mortgage Loan.

"Collateral" shall mean each Mortgage Note and such other collateral as may be pledged to Bank pursuant to this Agreement as described in section 2.8.1.

"Combined Net Worth" shall mean that sum calculated as follows from borrower and guarantor financial statements bearing the same date as each other:
     Borrower's Tangible Net worth plus Guarantor(s)' Tangible Net Worth minus the sum of the following, if included in the Guarantor's Tangible Net
     Worth: assets held jointly unless all owners guaranty this debt, Guarantor's equity in the Borrower, receivables due from the Borrower, unverified and unrealized appreciation in personal residence, equity in automobiles and other personal property, and unsecured receivables, MINUS payables due to Borrower.

"Commitment Letter" shall mean that letter from the Bank to the Borrower which describes the terms under which this Agreement is being entered into and which shall be considered a part hereof, a copy of which is attached hereto as Exhibit "F".

"Eligible Mortgage Loan" shall mean each residential loan evidenced by a Mortgage Note, Mortgage and related documents, which has been originated or acquired by the Borrower, and which has been, or is to be, pledged to the Bank as Collateral for the Line of Credit, and which meets all criteria specified in the Schedule of Eligible Mortgage Loan Criteria attached hereto as Exhibit "G", and which may change from time to time at the sole discretion of the Bank.

"Eligible Prime Mortgage Loan" shall mean an Eligible Mortgage Loan which conforms to FHA, VA, FHLMC, or FNMA guidelines. An Eligible Mortgage Loan which conforms to all FNMA guidelines except maximum loan size and debt ratios shall be considered to be an Eligible Prime Mortgage Loan.

"Eligible Sub-prime Mortgage Loan" shall mean any Eligible Mortgage Loan which is not an Eligible Prime Mortgage Loan.

"Funding Date" shall mean the earlier of:

        1. the date on the face of the Closing Check, which shall be equal to the date the proceeds from the Eligible Mortgage Loan are disbursed by the Closing Agent; OR

        2. the date the Closing Check is deposited into an account of the Closing Agent.

"Guarantor(s)" shall mean NONE.

"Line of Credit" or "Loan" shall mean the credit facility governed hereby.

"Liquidity" shall mean the sum of all Borrower and Guarantor assets owned and held in cash or accounts which can be converted to cash within 30 days, including but not limited to checking accounts, money market or savings, certificates of deposit, and marketable securities. IRA's owned and held in assets which can be converted to cash within 30 days will be discounted by a factor of 40%.

"Loan Account" shall mean that account established by the Bank pursuant to
     Section 2.2. hereof.

"Lock" with respect to any Eligible Mortgage Loan shall mean the obligation of a Qualified Investor to Purchase such Eligible Mortgage Loan upon its presentation to the Qualified Investor by or on behalf of the Borrower, as well as the full amount which such Qualified Investor has committed to pay for the same.

"Master Promissory Note" shall mean that note of even date herewith described in
     Section 2.2., a copy of which is attached hereto as Exhibit "B", and any extensions, modifications, and renewals thereof.

"Mortgage" shall mean or refer to the deed of trust, mortgage or other instrument granting to the Borrower, or the holder of such deed of trust, mortgage or instrument, a mortgage lien upon the property therein described.

"Mortgage Note Rate" shall mean the interest rate stated on each Mortgage Note.

"Mortgage Note" shall mean an original promissory note evidencing an Eligible
     Mortgage Loan.

"Mortgagor" shall mean that person or persons executing and delivering the Mortgage Note and Mortgage.


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"Purchase" shall mean the act of a Qualified Investor or other person or entity providing funds and remittance advice to the Bank in accordance with the wire transfer instructions set forth on the applicable Bailee Letter in an amount and in a manner sufficient to cause Bank to release its security interest as provided hereunder.

"Purchase Date" shall mean the Business Day upon which the Bank receives both 1) the Purchase Price, plus all accrued interest and other payments, if any, due on the Purchase of the Eligible Mortgage Loan, and 2) remittance instructions pertaining to such purchase proceeds.

"Purchase Price" shall mean the dollar amount the Qualified Investor has contracted or agreed to pay for the Purchase of the particular Eligible Mortgage Loan, not including any premium or other sums allocated to or for the purchase of servicing rights and not including any sums for any interest that has or will have accrued on the Eligible Mortgage Loan from the date it is closed by the Closing Agent until the date the Eligible Mortgage Loan is actually purchased by the Qualified Investor.

"Qualified Investor" shall mean an investor listed on Exhibit E attached hereto and approved by the Bank to Purchase Mortgage Loans.

"Tangible Net Worth" shall mean total assets minus total liabilities MINUS the sum of: goodwill, organization costs, receivables due from parties related to this credit, and other assets as specified by Bank as unacceptable, PLUS payables due to parties related to this credit, all measured in accordance with GAAP.

"Termination Date" shall mean the first to occur of (i) the maturity date stated in the Master Promissory Note, or (ii) the occurrence of an Event of Default.

"Warehouse Clearing Account" shall mean that account at Bank on which the Closing Checks will be drawn to fund, in whole or in part, the closing and/or acquisition of Eligible Mortgage Loans.

All financial terms used herein shall have the meaning ascribed thereto in accordance with generally accepted accounting principles.

2.   PLEDGED LOANS

2.1. Maximum Line. The maximum Line of Credit under this Agreement shall not exceed the sum of FIFTEEN MILLION DOLLARS ($15,000,000.00). Bank and Borrower agree that $15,000,000.00 of the maximum $15,000,000.00 shall be offered by the Bank on a committed basis, and that $0.00 of the maximum $15,000,000.00 shall be offered by the Bank on an uncommitted basis. Subject to the foregoing, the total amount of funds to be provided to the Closing Agent on Borrower's behalf to assist in funding the origination of an Eligible Mortgage Loan shall not exceed the Advance Amount, unless otherwise agreed upon by Bank in writing. Bank shall have no obligation to make any advance under this Line of Credit against the security of any residential loan, the original principal amount of which exceeds five hundred thousand dollars ($500,000). In no case shall Bank have any obligation to make any Advance under this Line of Credit to the extent that such action may, in the judgment of the Bank, violate the legal lending limits applicable to Bank imposed by any applicable laws, rules, regulations or interpretations thereof. Borrower is aware that Advances made under the Line of Credit must be aggregated with other loans to Borrower and certain affiliates of Borrower for purposes of calculating Bank's legal lending limit. Borrower represents and warrants to Bank that the Loans To One Borrower Certification submitted by it to Bank in connection with its application for this financing arrangement is true, complete and accurate in all material respects, and that Borrower does not exceed Bank's loan to one borrower limits.

2.2. Loan Account. Borrower shall execute a Master Promissory Note in the amount of the maximum Line of Credit ($15,000,000.00) and Bank shall maintain a Loan Account for the Borrower which shall be debited to the extent of any loans to or Advances for the account of Borrower made by Bank pursuant to this Agreement. Borrower's Loan Account shall be credited with the proceeds of the sale of Eligible Mortgage Loans to Qualified Investors which are received in good funds by Bank, and with such other funds actually received by Bank to reduce Borrower's indebtedness under the Line of Credit. Bank shall render to Borrower a monthly statement of Borrower's Loan Account established pursuant to this Agreement showing all debits and credits thereto, which statement of account shall be considered correct and binding upon Borrower unless Borrower should give to Bank, within seven (7) days from receipt of such statement, written notice of any exceptions thereto, each of which exception shall be specified in such notice. It is the intention of the parties that Borrower's indebtedness under this Agreement shall be evidenced by this Agreement and the Master Promissory Note.

2.3. Funding of Line. Bank will provide a Warehouse Clearing Account upon which Borrower will draw funds either by check or by wire transfer in an amount equal to the Advance Amount of the Eligible Mortgage Loan to be closed or acquired in accordance with Bank's then-current funding procedures, which procedures Bank may change from time to time at its sole discretion. Advances under the Line of Credit will be made by the Bank (assuming all conditions


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     precedent thereto have been met or waived by the Bank) to cover the Closing
     Check(s) given by Borrower to close or acquire the applicable Eligible Mortgage Loans. The Bank will charge a warehouse fee of $45.00 for each Advance under the Line of Credit funded via check. The Bank will charge a warehouse fee of $175.00 for each Advance under the Line of Credit funded via wire transfer. However, the Bank's obligation to fund Advances under the Line of Credit to cover the Closing Check presented to Bank in respect to any Eligible Mortgage Loan is subject to satisfaction of the following conditions precedent:

     2.3.1.   The Borrower's maximum Line of Credit shall not be exceeded

     2.3.2. There shall exist no condition or event constituting an Event of Default as defined in Article 6 hereof or under the Master Promissory Note

     2.3.3. The warranties included in Article 3 hereof shall be true and correct as though made at such time of presentment and Borrower shall have performed, or caused to have been performed, all of its covenants under this Agreement through such time

     2.3.4. Borrower shall have furnished the following documents to Bank with respect to each Eligible Mortgage Loan to be closed and funded hereunder no later than the date the Eligible Mortgage Loan is scheduled to be closed or acquired:

              2.3.4.1. A copy of the Advance Request and Supplemental Closing Instructions, completed in all material respects and

              2.3.4.2. Such other documentation as to any Eligible Mortgage Loan as the Bank may reasonably request.

     2.3.5. Borrower shall deliver or have caused the Closing Agent to deliver to the Bank the following documents with respect to the Eligible Mortgage Loan closed and to be funded hereunder within two (2) Business Days following the closing of such Eligible Mortgage
              Loan:

              2.3.5.1. The Advance Request and Supplemental Closing Instructions on the Bank's then current form, completed in all material respects and manually executed by both the Borrower and the Closing Agent

              2.3.5.2. An executed assignment in blank of the Mortgage, recordable but unrecorded

              2.3.5.3. A copy of the Lock pertaining to each Eligible Prime Mortgage Loan

              2.3.5.4. A copy of the Underwriter's approval pertaining to each Eligible Sub-prime Mortgage Loan

              2.3.5.5.  A copy of the HUD-1 Settlement Statement

              2.3.5.6.  A Certified True Copy of the Mortgage

              2.3.5.7. The original Mortgage Note manually executed by the Mortgagor under the Eligible Mortgage Loan, endorsed in blank, along with all addenda, riders, powers, and/or other documents which together constitute the entire negotiable Mortgage Note, plus a photocopy of the original Mortgage Note along with all addenda, riders, etc., and

              2.3.5.8. Such other documentation as to any Eligible Mortgage Loans as the Bank may have reasonably requested in writing, including any of the same as may be required by any Qualified Investor or any guarantor or purchaser of such Eligible Mortgage Loans.

              All documentation shall be satisfactory in form and substance to Bank. All such documentation requiring the signature of the Borrower shall have been signed by a duly authorized officer of Borrower, and Bank shall be and it is hereby so authorized, to rely upon any signature on any such document as having been authorized. Bank may, in its sole and absolute discretion, agree to and make an Advance to cover the Closing Check presented with regard to an Eligible Mortgage Loan(s) regardless of whether all of the documents required by Section 2.3.5. have been delivered to Bank within two (2) Business Days after the Eligible Mortgage Loan is closed if the requirements of Sections 2.3.1. through 2.3.4. have been met provided, however, that Bank's determination to waive the requirements of the delivery of the Advance Documents to the Bank in accordance with Section 2.3.5. and to Advance funds sufficient to cover the Closing Check issued to the Closing Agent in respect to the particular Eligible Mortgage Loan(s) shall not be deemed to be or construed as a waiver of such

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              term or condition with respect to any other Eligible Mortgage Loan or Loans, nor shall such operate as a waiver of Borrower's breach of this Agreement by its failure to fulfill all conditions precedent. In such event, notwithstanding Bank's decision to make the Advance sufficient to cover the Closing Check, Bank still may, in its sole and absolute discretion, declare an Event of Default hereunder and take such steps or actions hereunder or under the Master Promissory Note as are available, including, but not limited to, refusing to make any further Advances under this Agreement and/or accelerating the maturity of the Master
              Promissory Note.

              Notwithstanding the occurrence of Termination Date, the Bank, at its sole and absolute discretion, may thereafter permit the Borrower to draw funds hereunder in accordance with the terms, conditions and provisions hereof. Any draws permitted by Bank after the Termination Date shall not constitute an extension, renewal or modification of the Line of Credit or the Termination Date, the waiver by Bank of any Event of Default, or otherwise obligate the Bank to permit subsequent draws hereunder.

2.4. Additional Documentation. Borrower covenants that it will promptly obtain and deliver, or cause to be obtained and delivered any additional loan or other documentation reasonably requested by Bank which is customary in the mortgage banking business in order to make each Eligible Mortgage Loan marketable. Upon demand by the Bank, the Borrower shall deliver to the Bank any and all collateral pertaining to each Eligible Mortgage Loan.

 2.5.Confirmation. Upon receipt of the documentation called for in subsection
     2.3.5. above, Bank will review such documentation for adequacy and accuracy. In the event Bank should not receive all of the documentation required or requested with respect to the Eligible Mortgage Loan(s) within two (2) days of the Closing of the particular Eligible Mortgage Loan, Borrower covenants and agrees to deliver, or cause to be delivered, the missing or necessary documents to the Bank as soon as reasonably practical after receipt of notice of any document deficiency.

2.6. Repayment of Line of Credit. The entire principal amount of each individual Advance under the Line of Credit, and all fees and interest accrued thereon, shall be payable, on the earlier of:

     2.6.1 FORTY-FIVE (45) DAYS from the Funding Date of the Eligible Mortgage Loan, or

     2.6.2.   The Purchase Date for the Eligible Mortgage Loan(s), or

     2.6.3. The earliest date on which the Eligible Mortgage Loan becomes past due 60 days or more, or

     2.6.4. The date the Borrower assigns, sells, transfers, conveys, or commences foreclosure upon the Eligible Mortgage Loan closed or acquired with respect thereto, or

     2.6.5.   Termination of this Agreement.

2.7. Interest on Line of Credit. Borrower agrees to pay interest from the Funding Date to maturity of such Advance in accordance with Section 2.6., above. The Bank's base commercial rate of interest ("Base Rate") is established from time to time by the Bank, each change in the Base Rate to become effective, without notice to the undersigned, on the effective date of each change in the Base Rate. Subject to the limitations hereinafter set forth, the disbursed and unpaid principal balances of the indebtedness hereby evidenced shall bear interest prior to maturity at a variable rate per annum ("Warehouse Rate") which shall, from day to day, be equal to the lesser of (a) the maximum effective variable contract rate of interest ("Maximum Rate") which Bank may from time to time lawfully charge, or (b) a rate equal to THE MORTGAGE NOTE RATE. However, if the Mortgage Note Rate is greater than the sum of the Base Rate plus two percent (2%) per annum, the Warehouse Rate shall be equal to the sum of the Base Rate plus two percent (2%) per annum, or if the Mortgage Note Rate is less than the sum of the Base Rate minus three percent (3%) per annum, the Warehouse Rate shall be equal to the sum of the Base Rate minus three percent (3%) per annum. It is agreed that interest on the Master Promissory Note shall be calculated on the basis of a 365 (366 in Leap year) day year unless calculation on that basis would result in Bank receiving interest at a rate in excess of the maximum rate of interest which Bank is permitted by law to contract for and charge, in which case such indebtedness shall bear interest at such maximum rate. The indebtedness shall also bear interest after maturity (whether by demand, acceleration or otherwise) at the maximum rate of interest which Bank is permitted by law to contract for and charge thereon.

2.8. Bank's Security Interest and Lien.

     2.8.1. Grant of Security Interests. The Borrower hereby pledges, assigns, conveys, mortgages, transfers and grants to Bank a security interest in and to the following, and to the extent the documents, instruments or other items evidencing and representing the following have not been delivered to Borrower, Borrower hereby covenants and agrees to deliver such documents, instruments or other items (the "Collateral") to Bank:



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              2.8.1.1.   The Mortgage Note for or with respect to each Eligible
                         Mortgage Loan funded in whole or in part with an Advance under this Line of Credit, and all of the indebtedness evidenced by such Mortgage Notes

              2.8.1.2. Any and all contract rights of Borrower under or with respect to each Lock for an Eligible Mortgage Loan, including, but not limited to, the right to collect and retain the proceeds from the sale of any Eligible Mortgage Loan to a Qualified Investor (or any other purchaser should the Qualified Investor fail or refuse to Purchase the Eligible Mortgage Loan), together with any guarantees, security interests, escrows and deposits, if any, securing payments thereof arising from or under the contract and/or the Lock

              2.8.1.3. All of its right, title and interest in and to the Mortgages and other instruments securing the payment of the indebtedness evidenced by the Mortgage Notes including, but not limited to, all escrows included thereunder and all servicing rights and proceeds from the sale of servicing rights, (and Borrower hereby subrogates the Bank to its position as lien holder to the end that Bank may, at its election, exercise, if necessary, in Borrower's name, all of the rights of the beneficiary of said Mortgages and other similar security instruments)

               2.8.1.4. All proceeds from the sale or transfer of each Eligible Mortgage Loan

              2.8.1.5. All deposits of Borrower (whether general or special, time or demand, provisional or final, or individual or joint) maintained with or at Bank or any of its affiliates, custodians or designees

              2.8.1.6. All escrows, deposits, and other monies or consideration received by or on behalf of Borrower with respect to each Eligible Mortgage Loan funded, in whole or in part with an Advance under this Line of Credit, including, but not limited to, escrows for insurance, taxes and interest and payments made under the Eligible Mortgage Loan by the Mortgagor

              2.8.1.7. All proceeds of any hazard insurance which may arise from damage to or destruction of any property directly or indirectly securing Borrower's indebtedness which may arise under this Agreement

              2.8.1.8. Borrower's right, title and interest in and to any private mortgage insurance in effect with respect to such Eligible Mortgage Loans and the proceeds thereof

              2.8.1.9. Borrower's right, title and interest in and to any hazard insurance, liability insurance and title insurance pertaining to the residences encompassed by the Eligible Mortgage Loans and proceeds thereof

              2.8.1.10. All appraisals, surveys, insurance certificates, termite reports and other loan documents pertaining to the Eligible Mortgage Loans delivered to the Bank.

              2.8.1.11. All general intangibles pertaining to the Eligible Mortgage Loans delivered to the Bank

              2.8.1.12. All of the Borrower's ledger and account cards, computer tapes, disks and printouts, and books and records of Borrower; and any and all other properties and assets of Borrower of whatever nature, tangible or intangible, wherever located and whether now or hereafter existing relating to the Eligible Mortgage Loans delivered to the Bank whether now existing or hereafter acquired or created, whether owned beneficially or of record and whether owned individually, jointly or otherwise, together with any and all products and proceeds thereof, all payments and other distributions with respect thereto and any and all renewals, substitutions, modifications and extensions of any and all of the foregoing (the "Collateral"), as security for the full and timely payment and satisfaction of all of the Borrower's obligations hereunder and under the Master Promissory Note, or under any other note or agreement with the Bank, in all cases as and when due. Items released in writing by Bank from time to time from the lien of this Agreement shall no longer be considered Collateral hereunder. But this assignment is made for the purpose of securing an indebtedness of the Borrower to the Bank, and it is a condition hereof that in the event the Borrower should well and fully perform all its duties, both direct and indirect, as obligor under this Agreement and the Master Promissory Note heretofore executed, together with any and all other obligations of Borrower, this assignment shall be void. But in the event of any default by Borrower in any obligation to the Bank or under any other agreement or promissory note, then, and in such event, Bank shall have all rights accorded Borrower under such documents, and Bank may take and receive


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              all payment under the Mortgage Note(s) and other Collateral assigned hereby and any and all proceeds or product thereof, and take any legal action in respect of such Collateral as the Borrower might absent this assignment. This assignment constitutes a pledge and creates and grants and Borrower hereby creates and grants to Bank a security interest, under the terms of the Uniform Commercial Code in the above described Collateral and all remedies afforded by the Uniform Commercial Code for default are hereby granted unto the Bank. Furthermore, the pledge created hereunder may be perfected by the delivery of the Mortgage Notes to a third party as bailee and failure of Bank to have physical possession thereof shall not in such event invalidate this pledge or its perfection, if such bailee is given notice of this assignment.

     2.8.2 Collateral Assignments. Notwithstanding the security interest granted by Borrower to Bank in the Collateral, Borrower understands and agrees that should Bank request such in writing, Borrower will execute and deliver to its Closing Agent(s) for subsequent delivery to Bank, a separate Collateral Assignment of Notes, Deeds of Trust/Mortgages and Security Agreement with respect to each Eligible Mortgage Loan to be funded, in whole or in part with an Advance or Advances hereunder. Borrower also will execute and deliver with this Agreement a separate Collateral Assignment of Contract Rights and Security Agreement with respect to each Qualified Investor to which it will sell Eligible Mortgage Loans funded, in whole or in part hereunder, and for each new Qualified Investor with which Borrower contracts hereafter to sell Eligible Mortgage Loans to be funded, in whole or in part hereunder. Notwithstanding the fact that separate instruments will be used, the security interests granted herein shall be in addition to the security interests granted in each such document, and not in substitution or cancellation thereof, so that Bank's security interest in the Collateral shall be construed and expanded to the fullest extent possible.

     2.8.3. Collateral Documentation. Borrower covenants and agrees to deliver to Bank such assignments, pledges, deeds, financing statements, consents, bailments, and other instruments, documents and agreements as Bank or its counsel may deem necessary or appropriate to evidence, confirm, effect or perfect any security interest granted or required to be granted under this Agreement, the Master Promissory Note, or any other instrument or agreement as may be acceptable to Bank. Borrower hereby irrevocably authorizes the Bank in its discretion: (i) to file without the signature of the Borrower any and all financing statements, modifications and continuations in respect to the Collateral and the transactions contemplated by this Agreement (ii) to sign any such statement, modification or continuation on behalf of the Borrower if the Bank deems such signature necessary or desirable under applicable law and (iii) to file a carbon, photographic or other reproduction of any financing statement or modification if the Bank deems such filing necessary or desirable under applicable law provided that so long as no Event of Default is then continuing, the Bank shall accord the Borrower an opportunity to review and sign any proposed financing statement or modification (but not continuation), with the Bank exercising its authority hereunder to sign on behalf of the Borrower if the Borrower has not signed within a reasonable period of time (not to exceed 30 days) and provided further that the failure to send any such copy for review or signature shall not affect the validity or enforceability of any such signature and filing by the Bank. The Borrower shall promptly reimburse the Bank for all costs and expenses incurred in connection with the preparation and filing of any such document, including, but not limited to, stamp taxes, recording taxes, privilege taxes, and filing fees. The Bank shall send a copy of any such filing to the Borrower provided, however, that the failure to send that copy shall not affect the validity or enforceability of any such filing. The Bank shall not be liable for any mistake in or failure to file any financing statement, modification or continuation.

     2.8.4. Right of Setoff. Borrower acknowledges that in addition to the Collateral which Borrower has pledged to Bank to secure its obligations to the Bank pursuant to this Agreement, and any other borrowings, Bank shall have such other or additional liens and rights as may be available, including, but not limited to, the right of setoff against all of Borrower's right, title and interest in and to the balance of every deposit account of Borrower at Bank, now or at anytime hereafter existing. Bank shall have a right to offset any amounts owed by the Borrower under this Agreement and/or the Master Promissory Note against amounts held in every deposit account of the Borrower at the Bank. Borrower acknowledges and agrees that in addition to such other rights as Bank may have, and not by way of limitation, should Bank in good faith ever deem itself to be insecure at any time in relation to any obligations of Borrower to Bank, whether arising in connection with this Agreement or otherwise, any and all obligations and liabilities of Borrower to Bank shall become due and payable forthwith without notice or demand and Borrower hereby expressly authorizes Bank to apply any balance of deposits and any sums credited by or due from Bank to Borrower in general account or otherwise, to the payment of any and all obligations and liabilities of Borrower to Bank.

     2.8.5. Release of Security Interests and Liens. With respect to the Eligible Mortgage Loans that are subject to this Agreement, Bank shall, upon receipt in full of the entire Purchase Price and upon the request of Borrower, execute and promptly deliver to Borrower a security release certification certifying to Borrower that Bank has released its security interest in and to the related Eligible Mortgage Loans and any and all contract rights with respect to the related Lock. Borrower acknowledges and understands, however, that any release under this section is not intended to nor shall it be construed as a release of any security interest Bank may have in the proceeds from the sale of such Eligible Mortgage Loans, or of any other security interests Bank may have pursuant hereto.


3.   WARRANTIES, COVENANTS AND REPORTS OF BORROWER

3.1. Warranties and Affirmative Covenants of Borrower. While any obligation hereunder remains unpaid, Borrower represents and warrants to, and covenants with Bank:

     3.1.1. Payment of Amounts Due. Borrower will pay the fees, interest and principal on Advances and the debit balance, if any, of Borrower's Loan Account and Master Promissory Note executed pursuant hereto in accordance with the terms hereof and thereof, and will observe, perform and comply with every covenant, term and condition herein and therein expressed or implied on the part of Borrower to be observed, performed or complied with.

     3.1.2. Corporate Existence and Business. Borrower is duly organized, qualified and in good standing under the laws of the State of CALIFORNIA and in those states where it does business, and Borrower will maintain and preserve its corporate existence, rights and franchises in full force and effect.

     3.1.3. Authorization. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and this Agreement, the Master Promissory Note, and all other documents to be executed by Borrower in connection herewith and therewith are valid and binding obligations of the Borrower enforceable against Borrower in accordance with their respective terms.

     3.1.4. Accounts and Reports. Borrower will maintain a standard system of accounting in accordance with generally accepted accounting principles and practices and will furnish to Bank any financial reports or other information requested as normally prepared by the Borrower. At reasonable times Bank may inspect and copy Borrower's books and records which relate to Bank's collateral.

     3.1.5. Adverse Changes. Borrower will promptly notify Bank of any material adverse change in its financial condition, of the occurrence of an Event of Default hereunder, or of the filing of any suit or proceeding in which an adverse decision could have a material adverse effect upon it or its business.

     3.1.6. Known Defaults. Borrower is not knowingly in default in the performance of any obligations to other financial institutions or to Federal, State or Municipal authorities.

     3.1.7. Use of Proceeds. Borrower will not request an Advance under the Line of Credit or otherwise use or attempt to use the proceeds of any such Advance other than to fund the origination or acquisition of the specific Eligible Mortgage Loan for which Borrower requests funding under the Line of Credit. In addition, Borrower will not use or draw a Closing Check for any other purpose but to fund all or some portion of the closing or acquisition of the Eligible Mortgage Loan for which the documents required by Section 2.3.4. have been provided to Bank, and no Closing Check shall be written for an amount which exceeds the Advance Amount.

     3.1.8. Qualified Closing Agent. Borrower will employ or engage only those persons or entities as a Closing Agent for any Eligible Mortgage Loan to be funded with an Advance under the Line of Credit as shall not have been disapproved by Bank prior to the date the Eligible Mortgage Loan is scheduled to close. Borrower represents and warrants that as to each Closing Agent who is an attorney, Borrower will have satisfied itself as to the character, standing, integrity, and ability of such Closing Agent and, at a minimum, will have in its possession an insured attorney closing letter or similar certification for the proposed Closing Agent issued by a reputable title company. In no event, however, shall a Closing Agent be an employee, director, officer, shareholder or interest holder of Borrower, or otherwise an affiliate of Borrower.

     3.1.9. Standard Documentation. Borrower will use its best efforts to ensure that the Closing Agent uses only such documentation as is acceptable to FHA, VA or FNMA, or that of the Qualified Investor which has issued a Lock to Purchase the Eligible Mortgage Loan. In the event the Closing Agent proposes to use a nonconforming document, Borrower will provide, or cause such Closing Agent to provide, a copy of said documentation to Bank at least ten (10) Business Days prior to the scheduled closing of such Eligible Mortgage Loan. Notwithstanding the provision of such nonconforming documentation to Bank, Borrower represents and warrants that the use of such nonconforming documentation in connection with the Eligible Mortgage Loan will not violate the Lock in respect thereof, will not give the Qualified Investor the right to refuse to Purchase the Eligible Mortgage Loan for the Purchase Price, and will not otherwise adversely affect the marketability of such Eligible Mortgage Loan in the secondary mortgage market.

     3.1.10. Possession of Eligible Mortgage Loan Documents. Prior to the time Bank has received payment in full for any Advance to fund a particular Eligible Mortgage Loan, Borrower will not request or accept delivery of the original Mortgage Note, and if any such documents are delivered to Borrower in error or otherwise, Borrower will immediately notify Bank of such event by telephone and cause such documents to be delivered as soon as practical to Bank.

     3.1.11.  Net Worth, Liquidity, and Debt-to-Equity.

                  3.1.11.1 Borrower's Tangible Net Worth will at all times remain above $1,000,000.00.

                  3.1.11.2 Combined Net Worth shall at all times meet or exceed 5% of Borrower's total liabilities.

                  3.1.11.3 Combined Net Worth shall at all times meet or exceed $1,000,000.00.

                  3.1.11.4 Borrower's Liquidity when combined with the Liquidity of all guarantors shall at all times meet or exceed 5% of the Maximum Line amount.

3.2. Borrower's Covenants with Respect to All Mortgages. Borrower covenants with respect to each Eligible Mortgage Loan to be funded hereunder that as of the closing of each such Eligible Mortgage Loan:

     3.2.1. Title Insurance. Such Eligible Mortgage Loan will have the form of title insurance or title opinion required by FHA, VA, FNMA, GNMA, FHLMC, or the Qualified Investor's requirements, whichever is applicable.

     3.2.2. Mortgages Will Comply With Locks. Such Eligible Mortgage Loan will conform in all material respects with all requirements of the Lock to Purchase it, and with customary standards and requirements for purchase and sale by investors in the secondary market.

     3.2.3. Validity and Enforceability. To the best of Borrower's knowledge, each deed of trust note or mortgage note, promissory note or bond, deed of trust, mortgage and similar instrument included in each Eligible Mortgage Loan shall have been executed by a person legally competent to execute such papers and shall be a legally valid and enforceable obligation of said person. In addition each mortgage note, promissory note or similar instrument will be a negotiable instrument under the laws of the state having jurisdiction over such note and the negotiability thereof, and the endorsement of such note or instrument by Borrower, whether such endorsement appears on the body of the note or is accomplished by use of an allonge, is an effective endorsement of the note which does not and will not adversely affect the negotiability of such note or instrument.

     3.2.4. Maintain Records of Eligible Mortgage Loans. Borrower will maintain complete and accurate records and books of account covering all collections, payments on and other proceeds of each Eligible Mortgage Loan, and all payments from Qualified Investors with respect to any such loans. Borrower will permit Bank to inspect all the records and books and supporting data and to make copies and extracts therefrom at its place of business during ordinary business hours and upon request of Bank will furnish to Bank any information with respect to any Eligible Mortgage Loan.

     3.2.5. Maintain Security Interest of Bank. Borrower will furnish to Bank such documents as Bank may at any time deem necessary or desirable to perfect and maintain in perfected status Bank's security interest in the Collateral hereunder, to enable Bank to enforce any Eligible Mortgage Loan or Lock, or to enable Bank to make direct sales and transmittals of Eligible Mortgage Loans to Qualified Investors, and have the proceeds of such sales remitted directly to Bank.

     3.2.6. Fidelity Bond. Borrower will maintain fidelity bond coverage in an amount at least equal to $300,000 per incident with a maximum $15,000 deductible, and an errors and omissions insurance policy in an amount at least equal to $300,000 per incident with a maximum of $15,000 deductible, in form and coverage and with a company satisfactory to Bank with respect to all officers, directors, agents, employees of Borrower. Borrower agrees to name Bank as direct loss payee with respect to both policies and/or coverages. Borrower agrees to provide satisfactory evidence of in-force policies upon request, including irrevocable designation of loss payee.

     3.2.7. Cooperate with Bank. Borrower will cooperate at all times through its officers, agents, employees and directors with all officers, agents, employees, attorneys, audit representatives, and accountants of the Bank with respect to this Agreement and all actions contemplated or permitted hereunder.

     3.2.8. Deliver Collateral. If at any time the value of the Collateral, as determined by Bank with reference to objective secondary market criteria such as, for example, the FHLMC posted rate, securing the obligations of Borrower hereunder, shall be less than the amount Advanced on such Eligible Mortgage Loan, Borrower shall, upon demand of Bank, deliver to Bank additional collateral or other Eligible Mortgage Loan documentation or related papers as may be deemed necessary by Bank to meet said requirements and secure the obligation of Borrower hereunder.

     3.2.9. Notice of Cancellation. If any Lock which is part of the Collateral pledged to Bank is canceled, or should a Qualified Investor threaten to cancel any such Lock, Borrower will immediately notify Bank of such cancellation or threat in writing.

3.3. Negative Covenants of Borrower. Without the prior written consent of the Bank, which consent shall not be unreasonably withheld, and while any obligation hereunder remains unpaid

     3.3.1. Merger, Consolidation, Sale of Assets. Borrower will not enter into any merger, consolidation, share exchange or similar transaction or, except in the ordinary course of business, sell or transfer all or a substantial part of its assets or earning power.

     3.3.2. Change of Management. Borrower will not change its management or substantially change its ownership.

     3.3.3. Prepayment of Eligible Mortgage Loans. Borrower will not permit any Mortgagor to prepay any installment of principal and interest on any Eligible Mortgage Loan, unless such prepayments is remitted directly to Bank to reduce Borrower's indebtedness arising under this Agreement.

3.4. Reports to be Furnished by Borrower. While any obligation hereunder remains unpaid, Borrower agrees to provide Bank with the following reports and information on the following time basis:

     3.4.1.   To be provided annually, within 90 days of the fiscal year end of
              Borrower:

              - Audited financial statements of Borrower prepared in accordance with GAAP.

     3.4.2. To be provided quarterly, within 45 days of the end of Borrower's fiscal quarter:

              - Unaudited financial statements of Borrower, prepared in accordance with GAAP.

4.   LOCKS

Borrower agrees to have a Lock in its possession related to each Eligible Prime Mortgage Loan to be originated or acquired hereunder, and to comply with all Qualified Investor requirements in order to maintain each such Lock in full force until the Purchase Date.

4.1. Compliance with Locks. Prior to funding any Advance requested under the Line of Credit, Bank may require (i) evidence of a Lock with respect to the Eligible Mortgage Loan to be funded by such Advance, and (ii) that it be satisfied that Borrower can meet the requirements of each such Lock, and
     (iii) that notice has been given to the Closing Agent of Bank's security interest in the Collateral, and (iv) that the Eligible Mortgage Loans can be and will be assigned to Qualified Investors directly by Bank, and (v) that Bank will be entitled and able receive the Purchase Price therefor under each Lock.

4.2. Sale of Eligible Mortgage Loans. With respect to each Eligible Mortgage Loan, Borrower agrees that:

     4.2.1. It will cooperate with Bank to ensure that the Eligible Mortgage Loan is sold to the applicable or appropriate Qualified Investor within the time provided in the Lock unless extended by mutual agreement of which Bank is a party.

     4.2.2. Bank shall have the right to deliver all Eligible Mortgage Loans sold to Qualified Investors and to receive the proceeds from the sale thereof, and Borrower shall provide all papers, documents and instruments not in the possession of Bank required by the Lock, and will take all acts necessary to comply with the requirements of Qualified Investor within the relevant time period.

     4.2.3. If an Eligible Mortgage Loan is not sold within the applicable time limits provided in paragraphs 1 or 2 above, the Borrower shall immediately reduce its indebtedness under this Agreement by the amount of the Advance to fund the closing of the Eligible Mortgage Loan affected, with applicable interest thereon, unless Bank, in its sole and absolute discretion, should determine to allow otherwise or to, for example, enter into a "workout" situation with Borrower with respect to such Eligible Mortgage Loan or Loans.

5.   RESERVED

6.   EVENTS OF DEFAULT:  REMEDIES

6.1. Events of Default. Upon the occurrence of any of the following events, all of the Borrower's liabilities hereunder and under the Master Promissory Note shall, without further notice, at the sole option of the Bank, become immediately due without demand for payment thereof: (a) the failure of any obligor (which term shall include the Borrower, together with all endorsers, sureties and guarantors of the note) to perform any agreement hereunder or related to the loan evidenced by the Note (b) the filing of any action for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or any other act of insolvency of any obligor, however expressed or indicated (c) the entry of a materially adverse judgment against any obligor (d) the filing of any materially adverse lien against any property of any obligor (e) the taking of possession of any substantial part of the property of any obligor at the instance of any governmental authority (f) the dissolution, merger, consolidation or reorganization or change in control of any obligor (g) the reasonable determination by the Bank that a material adverse change has occurred in the financial condition of any obligor (h) the assignment by the undersigned of any equity or other right in any of the Collateral to any person or entity other than Bank without the prior written consent of Bank (i) the Bank deeming itself to be insecure or (j) the failure to make any payment or any other default on any other indebtedness owing by the undersigned to Bank.

6.2. Bank's Rights and Remedies Upon Default. Upon the occurrence of an Event of Default or upon default in any payment of principal or interest when due or at the time or on the terms provided in any instrument evidencing or related to any indebtedness of Borrower arising hereunder or in connection herewith, the indebtedness arising hereunder shall, at the absolute option of Bank, become immediately due and payable, or upon the non-performance by Borrower or any secondarily liable party of any of the agreements or covenants contained herein or in any of the papers related to the indebtedness arising hereunder or in connection herewith, or in case of any depreciation in the value of said Collateral below the market value agreed upon, the said indebtedness shall at the absolute option of the Bank become immediately due and payable, and in any such event Bank shall have full power and authority at any time or times thereafter to exercise all or any one or more of the remedies and shall have all of the rights of a secured party under the Uniform Commercial Code of Tennessee (Code), and is hereby authorized immediately to sell the whole or any part of the Collateral for the indebtedness evidenced hereby and by the Master Promissory Note, or any substitute therefore or additions thereto, at any brokers' board or at public or private sale, at the sole option of Bank, without notice of the amounts due or claimed to be due, without demand for payment, without advertisement and without notice of sale, each and all of which is hereby expressly waived, except such notice as is required under said Code and to apply the net proceeds of such sale after deduction of all expenses for collection, sale or delivery, including, but not limited to, attorneys fees and expenses, to the payment of the indebtedness to Bank specifically secured hereby, returning the surplus, if any, to Borrower unless other disposition thereof is required by said Code. Upon any sale by virtue hereof, Bank may purchase, unless otherwise prohibited by said Code, the whole or any part of the aforesaid Collateral discharged from any statutory right of redemption, equity or redemption, exemption from execution, or similar rights all of which are hereby expressly waived and released. Any requirement of said Code for reasonable notice shall be met, if such notice is mailed, postage prepaid, to Borrower at the address of Borrower as shown on the records of Bank at least five (5) days prior to the time of the sale, disposition or other event or thing giving rise to the requirement of notice.

6.3. Deposits, Set-off, Etc. It is further agreed that any moneys or other property at any time in the possession of Bank belonging to Borrower, and any deposits, balance of deposits or other sums at any time credited by or due from Bank to Borrower, may at all times, at the option of Bank, be held and treated as collateral security for the payment of liability of Borrower to Bank as provided hereunder and under the terms of the Master Promissory Note, and Bank may, at its sole option and at any time or from time to time after default, set off the amount due or to become due hereon against any claim of Borrower against Bank. To effect these rights Borrower agrees, upon request by Bank, immediately to endorse, sign and execute all necessary instruments as Bank may request.

6.4. Exercise of Rights and Remedies. No delay or omission to exercise any right, remedy or power shall impair the right, remedy or power nor shall be construed to be a waiver of any Event of Default or an acquiescence therein. No waiver of any Event of Default shall extend to any subsequent Event of Default.

7.   POWER OF ATTORNEY

Borrower shall execute a power of attorney substantially in the form attached as Exhibit D.

8.   TERMINATION

This Agreement shall terminate on the Termination Date, unless terminated earlier due to a breach by Borrower provided, however, the indebtedness arising under this Agreement shall mature as provided in Section 2.6. hereof. Termination of this Agreement shall not affect the rights, liabilities, and obligations of the parties with respect to Eligible Mortgage Loans funded prior to or after termination, or with respect to any security therefore. At the termination, Borrower shall pay to Bank in full all obligations which may have arisen under this Agreement, specifically including the payment of the debit balance of the Loan Account and the Master Promissory Note.

9.   INDEMNITY

Borrower shall indemnify Bank and hold Bank harmless against each and every cost, loss, or expense, including court costs and attorney's fees, arising from any failure of Borrower to comply with any governmental or regulatory requirements in connection with any Eligible Mortgage Loan.

10.  MISCELLANEOUS

10.1. Place of Payment of Obligations. All sums payable to Bank hereunder shall be paid in Memphis, Tennessee, at Bank's principal banking office, the address of which is set forth above, or such other place as Bank may designate.

10.2. Notices. All notices, requests, consents and demands shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, to the addresses of Borrower and Bank, respectively, at the addresses above set out.

10.3. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the termination of this Agreement with respect to all Eligible Mortgage Loans made hereunder prior to such termination, until payment in full of Borrower's obligations hereunder and under the Master Promissory Note. All statements contained in any certificate or other instrument delivered by Borrower hereunder shall be deemed to constitute representations and warranties made by Borrower.

10.4. Parties in Interest. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

10.5. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

10.6. Governing Law. This Agreement shall be deemed a contract made under the laws of Tennessee, and shall be construed and enforced in accordance with and governed by the laws of Tennessee, except with respect to the rate of interest on the Master Promissory Note or Loan Account, which shall be governed by applicable provisions of federal law.

10.7. Counterparts. This Agreement may be executed simultaneously in several counterparts, all of which together shall constitute one and the same instrument.

10.8. Expenses of Enforcement. Borrower agrees to pay all reasonable attorneys' fees, expenses and other costs and charges incurred in the execution of the transaction described herein, including, but not limited to, the documentation thereof, the collection of any indebtedness arising under this Agreement, the enforcement of the Bank's rights hereunder, the protection and preservation of any Collateral securing any indebtedness hereunder, the perfection of any security interest or lien contemplated hereby, and maintaining the perfected status of the same. Borrower's Loan Account may be debited by the amount of such expenses the payment of which shall be secured in the same manner as loans made hereunder.


IN WITNESS WHEREOF, the parties, through their authorized officers have executed this Agreement effective as of the date set out above on this _____ day of _________________, 20 ______.

FIRST TENNESSEE BANK                      DUXFORD FINANCIAL, INC. AND/OR BAYPORT
                                          MORTGAGE, L. P.

BY:                                       BY:
    ----------------------------               ---------------------------------
ITS:  VICE PRESIDENT                      ITS:
                                               ---------------------------------

                                          GUARANTORS:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                    EXHIBIT A
                               ADVANCE REQUEST and
                        SUPPLEMENTAL CLOSING INSTRUCTIONS
             Duxford Financial, Inc. and/or Bayport Mortgage, L. P.

I.   ADVANCE REQUEST
A.   Borrower & Property Address             B.  Mortgage Loan description:             Loan Number: __________________________
                                             Loan Type:  FHA/VA   Jumbo   Conventional Conforming   Conventional Non-Conforming
     ________________________________________
     Last Name                  First Initial     Amt of Note: $_______________     For Conventional Non-Conforming Only:
     ________________________________________     Date of Note:  ______________           Lien Position:     1st         2nd
     Address                                      Interest Rate: ______________           FICO Score:_______________________
     ________________________________________     Pymt. Term (Months) _________           Loan to Value Ratio: _____________
     City               ST                Zip     Investor:____________________           Debt Ratios:  _______   /  _______


     The undersigned authorized representative of Duxford Financial, Inc. and/or
     Bayport Mortgage, L. P. ("Mortgage Company") hereby requests an advance under that certain Mortgage Warehouse Loan and Security Agreement (the
     "Agreement"), between Mortgage Company and First Tennessee Bank, Memphis,
     Tennessee (the "Bank") and hereby certifies each of the following: 1) all of the information set forth above is true and correct, and 2) the property which will be used to secure the above Mortgage Loan is one-to-four family residential real property ready for immediate occupancy, and 3) the mortgage loan is an Eligible Mortgage Loan as that term is defined within the Agreement. Pursuant to the Agreement, the undersigned authorized representative hereby 1) pledges, assigns, transfers and grants to Bank a security interest in the Mortgage Loan described above and all related
     Collateral as defined in the Agreement to secure the indebtedness and obligations of the Mortgage Company to the Bank, and 2) agrees to hold all documents related to the Mortgage Loan funded hereby in trust for and on behalf of Bank until delivered to Bank in accordance with the Agreement, and 3) hereby certifies that it has in its possession an insured closing letter pertaining to the closing agent used to close this Mortgage Loan, and 4) the closing agent is not in any way affiliated with either the Mortgage Company or the borrower.

     DUXFORD FINANCIAL, INC. AND/OR BAYPORT MORTGAGE, L. P.

     By:____________________________________
         Authorized Representative

--------------------------------------------------------------------------------
MORTGAGE COMPANY'S SUPPLEMENTAL CLOSING INSTRUCTIONS
--------------------------------------------------------------------------------

In addition to all other loan closing instructions, and superceding any instructions to the contrary, Duxford Financial, Inc. and/or Bayport Mortgage,
L. P. hereby instructs the closing agent (whether attorney or title company) as follows:

   1. As Closing Agent in this transaction, you are hereby expressly authorized by Duxford Financial, Inc. and/or Bayport Mortgage, L. P. to close the loan described in Section I.A., above, (the "Mortgage Loan") as its agent in the loan closing. However, if you do not agree to follow these Supplemental Closing Instructions or will not sign this document, you are not authorized to close the Mortgage Loan nor to accept the proceeds from the Mortgage Loan.

   2. Please be aware that First Tennessee Bank (the "Bank"), as warehouse lender in this transaction, will have a first priority security interest in the Mortgage Loan to be closed herewith. On behalf of the Bank, Duxford Financial, Inc. and/or Bayport Mortgage, L. P. hereby instructs you to hold the note evidencing the Mortgage Loan for the benefit of the Bank, and to transmit same to the delivery address indicated below, and to no other address except pursuant to written instructions delivered to you by Bank.

   3. After consummation of the loan closing, please sign this document indicating that the loan described in 1.A. has been closed and that all loan closing instructions have been followed.

   4. Within 1 business day after settlement, please sign below and deliver this document, AND the original note evidencing the Mortgage Loan, AND such other documents as the Mortgage Company may direct you to deliver to the address indicated below.

   5. Submit the mortgage or deed of trust to the proper recording agent for recording, thereby creating a valid lien on the property described in
       Section 1.A., above, subject only to those encumbrances shown in Schedule
       B of the title insurance binder.

   6. The documents described in paragraph 4 above must be sent via overnight courier as soon as reasonably practical after disbursement of the Mortgage Loan but in no event later than the first business day after the loan is disbursed. If for any reason you should be unable to provide these documents by the second business day after the date the loan is closed, or should you identify any problems with any of the documents, you should then immediately contact the Bank's Vice President of Mortgage
       Warehouse Lending at (888) 297-0222 and inform such person of the delay, reasons therefor or problems identified.

       Bank's Address:    First Tennessee Bank                  Mortgage Co.'s Address   Duxford Financial, Inc. and/or Bayport
       Mortgage, L. P.
                          Mortgage Warehouse Lending                                     In Trust For First Tennessee Bank
                          7640 Poplar, Suite 210                                         1300 Dove Street, Suite 200
                          Germantown, TN   38138                                         Newport Beach, CA  92660

--------------------------------------------------------------------------------
CLOSING ATTORNEY OR TITLE COMPANY SIGNATURE
--------------------------------------------------------------------------------

THE MORTGAGE LOAN FOR THE MORTGAGOR AND PROPERTY ADDRESS IN SECTION I.A., ABOVE,
HAS BEEN CLOSED AS INSTRUCTED.

     _____________________________________________
     Closing Agent / Title Company -- Printed Name

     _____________________________________________                          (______)___________________________________
     Closing Agent / Title Company -- Signature                             Telephone Number

                                    EXHIBIT B
                             MASTER PROMISSORY NOTE


$15,000,000.00                                                      May 31, 2001
                                                              Memphis, Tennessee

     FOR VALUE RECEIVED, the undersigned (jointly and severally if more than one) promises to pay to the order of First Tennessee Bank, Memphis, Tennessee ("Bank"), or to the order of any subsequent holder hereof, in lawful money of the United States of America, the principal sum of the lesser of (i) $15,000,000.00, or (ii) the aggregate unpaid principal amount of all advances pursuant to that certain Mortgage Warehouse Loan Agreement of even date herewith ("Agreement") between the undersigned and the Bank, together with interest thereon at the rate hereinafter specified from the Funding Date of each advance. The Bank's base commercial rate of interest ("Base Rate") is established from time to time by the Bank, each change in the Base Rate to become effective, without notice to the undersigned, on the effective date of each change in the Base Rate. Subject to the limitations hereinafter set forth, the disbursed and unpaid principal balances of the indebtedness hereby evidenced shall bear interest prior to maturity at a variable rate per annum ("Warehouse Rate") which shall, from day to day, be equal to the lesser of (a) the maximum effective variable contract rate of interest ("Maximum Rate") which Bank may from time to time lawfully charge, or (b) a rate equal to the Mortgage Note Rate. However, if the Mortgage Note Rate is greater than the sum of the Base Rate plus two percent (2%) per annum, the Warehouse Rate shall be equal to the sum of the Base Rate plus two percent (2%) per annum, or if the Mortgage Note Rate is less than the sum of the Base Rate minus three percent (3%) per annum, the Warehouse Rate shall be equal to the sum of the Base Rate minus three percent (3%) per annum. Interest shall be calculated on the basis of a 365 day (366 in Leap Year) year unless calculations on that basis would result in Bank receiving interest at a rate in excess of the maximum rate of interest which Bank is permitted by law to contract for and charge, in which case the principal debt evidenced hereby shall bear interest at such maximum rate.

     Principal and interest as computed above shall be payable in the following manner:

               As to Principal and accrued interest, each advance hereunder, and interest accrued thereon shall be payable on the earlier of:

                      (i) FORTY-FIVE (45) DAYS from the Advance Date of the Eligible Mortgage Loan,

                      (ii) On the date of funding of the Purchase Price by any Qualified Investor for the Purchase of an Eligible Mortgage Loan which was funded by the advance, or

                      (iii)  Termination of this Note.

     Maturity.  Notwithstanding the foregoing, the entire outstanding principal balance hereunder together with all accrued but unpaid interest shall be due and payable in full on 5/31/2002.

     Any unpaid principal and interest accrued thereon shall also bear interest, from the date of maturity as set forth above, (whether by demand, acceleration or otherwise) until the unpaid advance is fully satisfied, at the maximum rate of interest which Bank is permitted by law to contract for and charge on the date hereof or such maximum rate so permitted on the maturity date hereof, whichever is greater.

     The Base Rate is one of several interest rate indices employed by the Bank. The undersigned acknowledges that the Bank has made, and may hereafter make, loans bearing interest at rates which are higher or lower than the Base Rate.

     Any renewal or extension of the debt evidenced hereby shall bear interest at the rate of interest set by Bank at that time, not to exceed the maximum rate which Bank is permitted by law to contract for and charge either on the date hereof or on the date of such renewal or extension, whichever is greater.

     All installments, prepayments and payments of principal and interest shall be applied first to fees, then to interest, and the balance to principal due hereunder and are payable at Bank, 165 Madison, Memphis, Tennessee 38103, or such other place or places as the holder hereof may from time to time designate in writing, in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. This note and the indebtedness evidenced hereby are secured by an assignment of all mortgages and deeds of trust together with an endorsement of all notes evidencing Eligible Mortgage Loans under the Agreement, Commitments from Qualified Investors to Purchase the Eligible Mortgage Loans, the proceeds of such Eligible Mortgage Loans, and any accounts maintained by Borrower at Bank.

     The undersigned hereby agree(s) to pay all reasonable expenses directly related to the loan evidenced hereby incurred or to be incurred in its making, servicing or collection, including without limitation reasonable attorney's fees. The undersigned further agree to pay to Bank upon demand all reasonable charges for services rendered or to be rendered, and reasonable expenses incurred or to be incurred, to or on behalf of the undersigned in connection with borrowing evidenced hereby including, but not limited to, fees of any Custodian, provided that charges for such services rendered by officers or employees of the Bank shall be limited to those rendered directly for the inspecting and verification of collateral prior to the loan being made, servicing and verifying the collateral securing said loan, and the collection of said loan.

     It is contemplated that the original principal sum evidenced hereby shall be reduced from time to time, and that additional loans and advances may be made in the future, which additional loans and/or advances shall be evidenced by this Note and subject to its terms and conditions and shall not at any time exceed the full amount hereof.

     Upon the happening of any of the following events, all of the aforesaid liabilities shall, without notice except as provided under the terms of the Agreement, at the option of the Bank, become immediately due without demand for payment thereof: (a) the failure of any Obligor (which term shall include the undersigned makers, together with all endorsers, sureties and guarantors of this
Note) to perform any agreement hereunder or related to the loan evidenced hereby
(b) the filing of any action for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or any other act of insolvency of any Obligor, however expressed or indicated (c) the entry of a materially adverse judgment against any Obligor (d) the filing of any materially adverse lien against any property of any obligor (e) the taking of possession of any substantial part of the property of any Obligor at the instance of any governmental authority (f) the dissolution, merger, consolidation or reorganization of change in control of any Obligor (g) the reasonable determination by the Bank that a material adverse change has occurred in the financial condition of any Obligor (h) the assignment by the undersigned of any equity or other right in any of the collateral without the written consent of the Bank (i) the Bank deeming itself to be insecure or (j) the occurrence of any event of default under the Agreement or the failure to make any payment or any other default on any other indebtedness owing by the undersigned to Bank.

     The undersigned shall have the privilege, at any time and from time to time, of prepaying, in whole or in part, the then outstanding principal balance hereunder, together with accrued interest thereon, without penalty or premium.

     If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, or to protect the security for its payments, the undersigned will pay all reasonable costs of collection and litigation, together with a reasonable attorney's fee.

     The makers, endorsers, sureties and guarantors hereof waive presentment, demand, protest and notice or protest of demand and of dishonor and nonpayment and expressly agree that this Note, or any payment or installment hereunder, may be extended, modified or renewed from time to time, in whole or in part, without limit as to the number of such extensions or modifications or the period or periods thereof and without notice to them and without in any way affecting their liability, and further expressly agree that any present or future security for the indebtedness evidenced hereby or for any indebtedness due by the undersigned to the holder hereof may be released or, after default, liquidated from time to time, in whole or in part, without notice to them and without in any way affecting their liability.

     No delay on the part of the holder hereof in exercising any right shall operate as a waiver of any such right.

     This document and associated documents will be governed by and construed in accordance with the laws of the State of Tennessee, except with respect to interest which shall be governed by applicable provisions of federal law.

                                                     EXHIBIT ONLY

                                            By:            EXHIBIT ONLY
                                                     ------------------------
                                            Its:           EXHIBIT ONLY
                                                     ------------------------

                                    EXHIBIT C

                                  BAILEE LETTER

                                                      Loan Name ________________
                                                      Loan Amount ______________
Dear Investor:

The mortgage notes and other documents enclosed herewith ("the Collateral") have been assigned and pledged to First Tennessee Bank of Memphis, TN. (the "Bank") to secure payment of all sums owing the Bank by DUXFORD FINANCIAL, INC. AND/OR BAYPORT MORTGAGE, L. P. ("Borrower") arising under that certain Mortgage Warehouse Loan and Security Agreement dated May 31, 2001, and certain related security agreements.

The Mortgage Note(s), and all other documents relating thereto, whether now or hereafter delivered to you, are to be held by you as a bailee in possession on behalf of and for the benefit of the Bank, for the purpose of perfecting the security interest of the Bank in such Mortgage Note(s), and subject to the Bank's direction and control. It is our mutual understanding that the Mortgage Note(s) constitute collateral securing the obligations of the Borrower to the Bank and that all proceeds thereof should be promptly paid to the Bank for application to such obligation. The Mortgage Note(s) held by you hereunder for any period shall at all times be segregated from other property owned or held by you.

In addition to the foregoing, (1) if the Mortgage Note(s) is/are accepted for purchase by you, the applicable proceeds of such purchase are, within twenty-one
(21) calendar days after the date of delivery of this letter, to be wire transferred using the following

WIRE TRANSFER INSTRUCTIONS:
         FIRST TENNESSEE BANK / MEMPHIS, TENNESSEE
         ABA #084000026
         FOR CREDIT TO:  FTB WAREHOUSE CLEARING ACCOUNT
                      ACCOUNT #100108253
                      FOR FINAL CREDIT TO: BRKR0032 / DUXFORD FINANCIAL, INC.
                                           AND/OR BAYPORT MORTGAGE, L.P.
                                           REF: {LOAN(S) BEING PURCHASED BY YOU}

to the Bank in immediately available funds at the Bank for credit to the account of the Borrower, and (2) any Mortgage Note which is not accepted for purchase by you should be returned via overnight delivery, within twenty-one (21) days after the date of delivery of this letter, to:


                  FIRST TENNESSEE BANK
                  ATTN: MORTGAGE WAREHOUSE LENDING
                  7640 POPLAR AVE. SUITE 210
                  GERMANTOWN, TENNESSEE 38138

along with all other documents relating to such Mortgage Note(s), unless otherwise directed by the Bank. IN NO EVENT SHOULD THE MORTGAGE NOTE(S) BE DELIVERED TO ANY PARTY OTHER THAN THE BANK, OR OTHERWISE DEALT WITH BY YOU, WITHOUT THE PRIOR WRITTEN CONSENT OF THE BANK. The Mortgage Note(s) and related documents have not been assigned or transferred by the Bank to any other party. The Bank's security interest in the Mortgage Note(s) shall be deemed to have been released only upon the receipt by the Bank of the full amount of cash proceeds from the purchase of such Mortgage Note(s). The Bank's security interest in the Mortgage Note(s) shall then terminate and be canceled without further action upon Bank's receipt of said proceeds. You are not to honor any requests or instructions from the Borrower relating to any Mortgage Note(s), or any other documents relating thereto, unless you have received the prior written consent of the Bank to such new or variant instructions, or until the Bank has received the applicable proceeds from the sale of such Mortgage Note(s). If you have any questions, please address your inquiries to the Bank's Vice President of Mortgage Warehouse Lending, whose phone number is (888) 297-0222.

If the terms hereof are acceptable to you, please have an authorized officer of your institution execute the enclosed copy of this letter in the space provided below and promptly return such copy to the Bank at the above address.

Thank you for your cooperation with this matter.

FIRST TENNESSEE BANK
By: _____________________________


INVESTOR ACCEPTANCE:
ALL TERMS ACKNOWLEDGED, AGREED AND ACCEPTED THIS DATE:
By: _____________________________
Title: __________________________

                                    EXHIBIT D
                                POWER OF ATTORNEY

         DUXFORD FINANCIAL, INC. AND/OR BAYPORT MORTGAGE, L. P. hereby irrevocably appoints Bank's Vice President of Mortgage Warehouse Lending, Robert A. Garrett, as its attorney-in-fact with full power of substitution for, and on behalf of it, and in its name, to endorse or to cancel the endorsement of any Mortgage Notes, checks, instruments or other papers, including but not limited to depositing and withdrawing funds from depository account number ______________ maintained at First Tennessee Bank, Memphis, TN; to complete, execute, deliver and record any assignment, mortgage, financing statement or other instrument; to take all necessary and appropriate action its name with respect to any Mortgage Loans and any commitments for resale of the Mortgage Loan and the servicing of any Mortgages transferred to Bank pursuant to the Mortgage Warehouse and Security Agreement executed MAY 31, 2001 including but not limited to selling the Mortgage Loans to an investor, to commence, prosecute, settle, discontinue, defend or otherwise dispose of any claim relating to any Mortgage Note, commitment, Mortgage, and Loan, or any collateral hereunder and to sign Mortgage Company's name wherever appropriate to any power granted by the Mortgage Warehouse and Security Agreement executed MAY 31, 2001. Any such use of this power need only be executed by one of the above named individuals.

                                                               By: EXHIBIT ONLY

                                                               Its: EXHIBIT ONLY

         STATE OF   ___________________

         COUNTY OF  ___________________


                    Personally appeared before me, the undersigned authority in and for the said county and state, on this _____ day of ______________, 200___, within my jurisdiction, the within named ________________________, who acknowledged that (he)(she) is
         _______________________ of DUXFORD FINANCIAL, INC. AND/OR BAYPORT MORTGAGE, L. P., a California Corporation, and that for and on behalf of the said Corporation, and as its act and deed (he)(she) executed the above and foregoing instrument, after first having been duly authorized by said CORPORATION so to do.

                                              ----------------------------------
         My Commission Expires:                         NOTARY PUBLIC

         ---------------------------

                                    EXHIBIT E
                               QUALIFIED INVESTORS
                           (To be provided by Borrower
                        and subject to Bank's approval.)

                                    EXHIBIT F
                                COMMITMENT LETTER



Thursday, July 19, 2001

Mark Carver
Duxford Financial, Inc. and/or Bayport Mortgage, L. P.
1300 Dove Street, Suite 200
Newport Beach, CA  92660

Re:      Warehouse Facility Commitment Terms

Dear Mr. Carver,

First Tennessee Bank ("Bank") is pleased to make a warehouse line of credit available to Duxford Financial, Inc. and/or Bayport Mortgage, L. P. ("Borrower") based upon the following terms and in accordance with terms and conditions stated within the Mortgage Warehouse Loan and Security Agreement ("Agreement") pertaining to this facility. All terms contained within this letter ("Commitment Letter") shall be binding and shall be considered to be part of the Agreement upon mutual acceptance by all parties. This loan commitment shall expire 30 days from the date of this letter unless accepted and executed prior to that date. This commitment replaces all prior warehouse facility commitments made to Duxford Financial, Inc. and/or Bayport Mortgage, L. P. by the Bank and is not in addition to any such prior commitments.

The terms of this commitment are as follows:

Total Maximum Line Amount:    $15,000,000.00

Committed Line:               $15,000,000.00

Uncommitted Line:             $0.00

Purpose: To fund Borrower's origination of single family residential mortgage loans which meet all eligible collateral criteria, as may be amended by Bank from time to time.

Interest Rate:                Equal to the Mortgage Note Rate, but no less than
                              the Rate Floor, and no more than the Rate Cap.

Rate Floor:                   Bank Base Rate minus 3.00%

Rate Cap:                     Bank Base Rate plus 2.00%

Fees: $45.00 per advance under the line. Each mortgage loan must be funded with a separate advance made payable to a title company or insured closing attorney. Fee may include spot flood certification.

Advance rate:                 The lesser of:

                                   1. 100% of the net funding amount on the
                                      HUD-1, or

                                   2. The unpaid principal balance of the
                                      mortgage loan being originated.

                                   3. 99% of the Market Value of the mortgage
                                      loan being funded.

Maximum Dwell:                Forty-Five (45) days

Maximum Wet Period:           3 business days

Commitment Expiration:        5/31/2002

Eligible Collateral:          See Exhibit G of the Mortgage Warehouse Loan and
                              Security Agreement.

Maximum Loan Size:            Loans in excess of $500,000.00 must be approved by
                              Bank prior to funding.

Guarantor(s):                 None

Financial Covenants:          1.   $250,000.00 minimum net worth in Borrower at
                                   all times,

                              2. Borrower and Guarantor(s) agree to maintain a minimum combined net worth of $1,000,000.00 as described within the Agreement,

                              3.   Combined net worth of Borrower and
                                   Guarantor(s) to meet or exceed 5% of
                                   Borrower's outstanding liabilities at all times.

                              4. Borrower's Liquidity when combined with the Liquidity of all guarantors shall at all times meet or exceed 5% of the Maximum Line amount.

Other Covenants:              1.   Borrower agrees to maintain fidelity and E&O
                                   coverage in force in an amount equal to at least $300,000 per incident, with a maximum deductible of $15,000.

                              2.   Borrower agrees to provide Bank audited
                                   financial statements prepared in accordance with GAAP annually,

                              3. Borrower agrees to provide Bank unaudited financial statements prepared in accordance with GAAP quarterly,

                              4. Borrower agrees to provide Bank guarantors' unaudited personal financial statements on the Bank's then-current form annually,

                              5. Borrower agrees not to use or attempt to use this warehouse facility to repurchase any mortgage loan,

                              6. Various other covenants, representations, and warranties as listed in the Mortgage Warehouse Loan and Security Agreement.

Please indicate your acceptance of these terms by executing below. If you have any questions or I may be of assistance in any way, please call.

Sincerely

Robert A. Garrett
Vice President -- Warehouse Lending

Agreed to and accepted this ______ day of _____________________, _____.

Duxford Financial, Inc. and/or Bayport Mortgage, L. P.

By: _________________________________

Its:  _______________________________

                                    EXHIBIT G
                         ELIGIBLE MORTGAGE LOAN CRITERIA

Subject to change from time to time at the Bank's sole discretion, the following loans will be considered eligible for warehousing under each Mortgage Warehouse Loan and Security Agreement:

 To be warehoused, each loan must:

     A.  be secured by one-to-four family residential real property, AND

     B.  be ready for immediate occupancy, AND

     C.  be located within one of the 48 contiguous United States, AND

     D.  be no more than 30 days old on the Advance Date.

1. Loans which conform to FHA, VA, FNMA, or FHLMC guidelines and certain other loans covered by private mortgage insurance may always be warehoused, subject to each warehouse line's maximum line of credit.

2. Conventional Non-conforming loans may also be warehoused, subject to each warehouse line's maximum line of credit and subject to the following:

     A. No more than 5% of a warehouse line may be used to warehouse loans graded 5; AND

     B. No more than 15% of a warehouse line may be used to warehouse the combined total of all loans graded 4 or 5; AND

     C. No more than 35% of a warehouse line may be used to warehouse the combined total of all loans graded 3, 4 or 5; AND

     D. No more than 85% of a warehouse line may be used to warehouse the combined total of all loans graded 2, 3, 4 or 5; AND

     E. Up to 100% of a warehouse line may be used to warehouse the combined total of all loans graded 1, 2, 3, 4 or 5.

     F. Loans which fall below the minimum grade 5 FICO criterion or which fall above the maximum grade 5 CLTV criterion may not be warehoused.

3. All loans warehoused will be graded by the Bank in accordance with the following "Table of Mortgage Loan Grades" (Table on next page):

                                               TABLE OF MORTGAGE LOAN GRADES

                                                Combined Loan to Value Ratio
                         --------- --------- --------- --------- --------- --------- -------- ---------
                         100%      95%       90%       85%       80%       70%       60%      50%
                         or Less   or Less   or Less   or Less   or Less   or Less   or Less  or Less
    -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
                            1         1         1         1         1         1         1        1
F   FHA, VA,  FNMA,
I   FHLMC, or Loans
C   covered by MI*
O   -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
    720 or Above            2         2         2         1         1         1         1        1
C   -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
r   700 to 719              3         2         2         2         2         2         1        1
e   -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
d   670 to 699              3         3         2         2         2         2         2        2
i   -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
t   640 to 669              4         3         3         3         3         3         3        3
    -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
S   620 to 639              5         4         3         3         3         3         3        3
c   -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
o   600 to 619              5         5         4         4         4         4         4        4
r   -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
e   550 to 599              5         5         5         5         4         4         4        4
    -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
    500 to 549              5         5         5         5         5         5         4        4
    -------------------- --------- --------- --------- --------- --------- --------- -------- ---------
    Below 500              Not       Not       Not       Not       Not       Not       Not      Not
                         Allowed   Allowed   Allowed   Allowed   Allowed   Allowed   Allowed  Allowed
    -------------------- --------- --------- --------- --------- --------- --------- -------- ---------


* Non-conforming loans are considered Grade 1 if covered to 75% or less by private mortgage insurance naming the lender as the insured. MI coverage must be noted on the ARC and certificate must be faxed with the ARC to qualify for this special grading.

4. Mortgage Loans which have been previously warehoused or which have been re-purchased by the warehouse borrower are specifically not eligible for warehousing.